UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007
HERBALIFE LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	1-32381 (Commission File Number)	98-0377871 (I.R.S. Employer Identification Number)
PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands
(Address of principal executive offices)
Registrant’s telephone number, including area code: c/o (310) 410-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 26, 2007, Herbalife Ltd. (the “Company”) held its 2007 Annual General Meeting of Shareholders. There were 71,719,964 common shares present either in person or by proxy. At this meeting, the Company’s shareholders voted to elect the three nominees for director, to ratify the appointment of KPMG as the Company’s independent registered public accountants for fiscal year 2007 and to approve the Company’s Employee Stock Purchase Plan, each as more specifically set forth below.

				Broker
Proposal	For	Against	Abstain	Non-Votes
To elect three directors, each for a term of three years.
Leroy T. Barnes	61,247,700	1,865,874	659,055
Richard P. Bermingham	61,828,689	1,283,716	660,224
Peter Maslen	61,646,189	1,337,584	788,856
To ratify the appointment of the Company’s independent registered public accountants for fiscal year 2007	63,233,753	344,795	194,080	7,947,336
To approve the Herbalife Ltd. Employee Stock Purchase Plan	43,392,114	3,768,641	97,460	24,461,749
     The terms of Peter M. Castleman, David D. Halbert, Michael O. Johnson, Colombe M. Nicholas, Valeria Rico, John Tartol and Leon Waisbein as directors continued after the meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2007	Herbalife Ltd.
	By:	/s/ Brett R. Chapman
		Name:	Brett R. Chapman
		Title:	General Counsel